EXHIBIT 10.1

[**] Marked information has been omitted from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

OVERARCHING AGREEMENT

THIS OVERARCHING AGREEMENT (“Agreement”), dated as of  May 1, 2019 (the “Effective Date”), is entered into by and between [**](“ACQUIROR”), [**] company affiliated with ACQUIROR (“ACQUIROR SUBSIDIARY” and together with ACQUIROR, the “ACQUIROR Parties”), Metallicum, Inc., a New Mexico corporation (“Metallicum”) and Manhattan Scientifics Corporation, a Delaware Corporation (“MSI” and together with Metallicum, the “MSI Parties”) under the following general recitals.  Each of ACQUIROR Parties and the MSI Parties are referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

A. ACQUIROR and MSI are parties to that certain Non-Exclusive Intellectual Property License Agreement dated on or about December 17, 2018 (the “Existing License Agreement”).

B. MSI executed a certain Promissory Note and Security Agreement in the amount of Fifty Thousand Dollars ($50,000) dated March 11, 2019 (the “Note”) to the order of [**] (“BWP”) which principal and accrued interest shall be due on the earlier of (a) the execution of the Agreements (as defined herein) or (b) April 30, 2019.

C. Concurrently with the execution of this Agreement, ACQUIROR and MSI plan to enter into an amended and restated version of the Existing License Agreement which will provide for an exclusive license to the ECAP Technology (the “New License Agreement”).

C. Concurrently with the execution of this Agreement and the New License Agreement, ACQUIROR and MSI plan to enter into a sublicense agreement (the “Sublicense Agreement”) pursuant to which MSI will sublicense to ACQUIROR its rights under that certain Exclusive Field-of-Use Patent License Agreement dated as of January 5, 2009 (the “LANS Agreement” and together with the New License Agreement, the “License Agreements”).

D. Concurrently with the execution of this Agreement, the New License Agreement and the Sublicense Agreement, ACQUIROR SUBSIDIARY and MSI have entered into an Agreement and Bill of Sale relating to the purchase and sale by MSI to ACQUIROR SUBSIDIARY of a generation 2C ECAP-C (aka Epsilon) machine with a serial number of M14960 and an Agreement and Bill of Sale relating to the purchase and sale by MSI to ACQUIROR SUBSIDIARY of two generation 2A ECAP-C machines (aka Gamma with a serial number of M14367) and (aka Beta with a serial number of M-14310) (collectively, the “Sale Agreements” and together with this Agreement, the New License Agreement and the LANS Agreement, the “Agreements”).

E. This Agreement is entered into to explain the relationship of the parties and the Agreements and to clarify that ACQUIROR has the specific right of set-off as set forth in this Agreement with respect to the various financial obligations of the MSI Parties.

1

AGREEMENT

NOW, THEREFORE, in consideration foregoing, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto agree as follows:

1. Agreements; Conflicts Between Agreements. It is expressly agreed that neither party shall have any obligations under the Agreements until each of the Agreements have been executed and delivered by all Parties. If there is any conflict in a provision of this Agreement and any of the other Agreements, the conflicting provision of this Agreement shall supersede the conflicting provision of the other Agreement.

2. Further Assignments. If required by the U.S. Patent and Trademark Office, or otherwise if needed during prosecution or enforcement of the patents encompassed by the New License Agreement, MSI shall use its best efforts to receive an assignment from each of Gian Colombo, Venkata Anumalasetty and Yuliya Mardakhayeva relating to the ECAP Technology in substantially the form as previously received from Graham McIntosh (the “Assignments”). MSI covenants and agrees, at its sole cost and expense, to use its best efforts to effectuate the Assignments within sixty (60) days upon notice of any such requirement. If the Assignments are not obtained within such period, ACQUIROR may suspend a portion of other payments required under this Agreement or any of the other Agreements until the Assignments are obtained, where such portion is 100% if the lack of such Assignments raises a question as to ACQUIROR’s right to use the technology in the subject patents, and 50% otherwise.

3. Compensation under the Sale Agreements. The ACQUIROR Parties have agreed to pay [**] in the aggregate to MSI for the three machines under the Sale Agreements. Such amount shall be paid in installments of $[**] on or about the date of the execution of the Sale Agreement by ACQUIROR and each of the first three annual anniversaries of the date of execution of the Sale Agreements. Notwithstanding the foregoing, the first installment paid to MSI by ACQUIROR shall be reduced by the outstanding balance and accrued interest on the Note as of Effective Date. ACQUIROR shall remit the outstanding balance and accrued interest on the Note to BWP on or about the Effective Date.

4. Minimum Royalty Payments under the License Agreements; Sales Commission. ACQUIROR shall pay to MSI the sum of $[**] per year for four years as minimum royalties (“Minimum Royalties”) in respect of both License Agreements (for an aggregate total of $[**]). The first installment of the Minimum Royalties shall be due on or about the execution of this Agreement and the next three installments shall occur on the three anniversaries of the date of this Agreement; provided that the first payment of $[**] shall be reduced by $[**] already paid pursuant to the Existing Agreement. The amounts paid in respect of Minimum Royalties under this Agreement shall be fully credited against earned royalties as set forth under the License Agreements (so that no additional amount of earned royalties shall be under the License Agreements until and unless the amounts of earned royalties exceeds the aggregate amount of Minimum Royalties paid). ACQUIROR may elect to pay any royalties owed under the LANS agreement directly to Los Alamos National Laboratories and upon notice to MSI set-off such payments against the Minimum Royalties or other amounts owed to MSI hereunder or under the other Agreements.

During the term of the New License Agreement, in the event MSI (excluding ****) introduces a new customer to ACQUIROR, the parties will mutually agree upon a commission on the revenue generated from products produced utilizing ECAP Technology sold to such new costumer for a mutually agreed upon period following such introduction. For purposes of this Section 4, “new customer” shall mean any third party which is not a past, current or prospective customer of ACQUIROR, according to ACQUIROR’s records.

5. Basic Dental Implant Systems. The MSI Parties have entered into an agreement to terminate that certain Joint Venture Agreement dated May 21, 2008 with Basic Dental Implant Systems, Inc. (“Basic Dental”), which is attached hereto as Exhibit A (the “Termination”). For avoidance of doubt, MSI Parties acknowledge that any consideration or damages paid to Basic Dental or its affiliates, is the responsibility of MSI and not subject to reimbursement by ACQUIROR.

2

6. Right of Setoff. The MSI Parties agree that either of the ACQUIROR Parties may setoff amounts due to MSI under Sections 3 and 4 of this Agreement against, (a) [**] of amounts incurred by ACQUIROR in excess of $[**] in connection with its prosecution of the Patent Rights as set forth in the New License Agreement and (b) any other amounts which any of the MSI Parties owe to any of the ACQUIROR Parties under the Sale Agreements or any of the other Agreements. This right of setoff is in addition to the right of setoff which ACQUIROR has under the New License Agreement and including the Sublicense Agreement even if there is no express right of setoff therein. Notwithstanding the foregoing, for so long as the Sublicense Agreement and the LANS Agreement are both in force and for any year in which MSI owes a $[**] license fee to LANS under the LANS Agreement, **** of the Minimum Royalties shall be used by MSI to pay such license fee and cannot be suspended or offset against other amounts; and for any year in which MSI owes LANS earned royalties under the LANS Agreement based on ACQUIROR’s activities, the amount of royalties paid to MSI by ACQUIROR under the Sublicense Agreement shall be used by MSI to pay the earned royalties due to LANS, and cannot be suspended or offset by ACQUIROR against other amounts.

7. Arbitration. The parties hereto agree that all claims, disputes or controversies arising under, out of or in connection with this Agreement shall be resolved by binding arbitration under the rules of the American Arbitration Association for commercial disputes by a single mediator. Such arbitration shall be held in **** or any other forum agreed upon by the parties. The parties agree to select a single arbitrator who will establish the rules and procedure of the arbitration under the applicable rules of the American Arbitration Association. Both MSI and ACQUIROR irrevocably submit to the jurisdiction of the United States District Courts in the Northern District of **** for entry of any arbitration decision or to obtain any preliminary relief which may be necessary and consent to the enforcement of any award rendered in such arbitration.

8. Notices. Notices, approvals, and consents required or permitted under this Agreement shall be in writing and shall be sent by hand or by certified mail, postage prepaid, to the address given below or to such other addresses as the parties may hereafter specify.

ACQUIROR Parties:

[**]

With a copy to:

[**]

MSI Parties:

The Chrysler Building, 26th Floor

 405 Lexington Avenue

New York, New York 10174

Attn:  President

3

9. Waivers. No waiver of any right under this Agreement shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any rights arising from any breach or failure to perform shall be deemed to be a waiver of any future right or of any other right arising under this Agreement.

10. Entire Agreement. This Agreement, together with all schedules and exhibits, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements whether oral or written. This Agreement may not be modified after its execution except by a writing signed by authorized representatives of the parties hereto.

11. Further Assurances. Each party shall, upon the reasonable request of the other party, execute such documents and perform such acts as may be necessary to give full effect to the terms of this Agreement.

12. No Conflicts. Each of the MSI Parties and ACQUIROR represent that they have executed no agreement which is in conflict with this Agreement and agree that no option or license shall be granted on any basis to any third party which is in conflict with this Agreement unless and until this Agreement is terminated.

13. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

14. Severability. If any term or provision of this Agreement is or becomes or is deemed invalid, illegal, or unenforceable in any jurisdiction, such provision shall be deemed amended to conform to applicable laws so as to be valid and enforceable, or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of **** without regard to its conflict of law provisions.

16. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail, or other means of electronic transmission (to which a signed PDF copy is attached) shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

17. Assignment. Except for a sale or transfer of the business to which this Agreement relates, this Agreement may not be assigned or otherwise transferred, nor, except as expressly provided hereunder, may any right or obligations hereunder be assigned or transferred, by either Party without the written consent of the other Party; provided, however, that ACQUIROR may, without such consent, assign this Agreement only in its entirety to ACQUIROR or a wholly owned subsidiary, provided that ACQUIROR is not in breach of this Agreement at such time and provided further than ACQUIROR remains liable for all obligations that accrue prior to such assignment hereunder. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

4

18. Force Majeure. No party shall be held liable or responsible to another party, nor be deemed to have defaulted under or breached this Agreement, for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party, including, but not limited to, fire or floods; embargoes, war, acts of war (whether war be declared or not), insurrections, riots, or civil commotions; strikes, lockouts, or other labor disturbances; acts of God; or acts, omissions, or delays in acting by any governmental authority or the other party; provided, however, it is understood that this Section is intended only to suspend and not discharge a party’s obligations under this Agreement and that when the causes of the failure or delay are removed or alleviated, the affected party shall resume performance of its obligations hereunder.

19. Contractors. The relationship between the parties is that of independent contractors. Nothing contained in this Agreement shall be construed as creating any agency, partnership, joint venture, or other form of joint enterprise, employment, or fiduciary relationship between the parties, and no party shall have authority to contract for or bind the other party in any manner whatsoever.

Signature Page Follows

5

Overarching Agreement Signature Page

IN WITNESS WHEREOF, this Agreement has been executed by the Parties effective as of the Effective Date.

MSI Parties: Manhattan Scientifics, Inc. By: Name: Title: Metallicum, Inc. By: Name: Title: ACQUIROR Parties: [**] By: Name: Title: [**] By: Name: Title:

6

EXHIBIT A

Termination

(See attached)

A-1